                                                                     EXHIBIT 4.1

                                  UBID, INC.

                         NOTICE OF STOCK OPTION AWARD
                         ----------------------------

                 Grantee's Name and Address:   Kenneth Dotson
                                               -------------------------
                                               332 Isle of Palms
                                               -------------------------
                                               Fort Lauderdale, FL 33301
                                               -------------------------

     You have been granted an option to purchase shares of Common Stock of the Company, subject to the terms and conditions of this Notice of Stock Option Award (the "Notice") and the Stock Option Agreement (the "Option Agreement") attached hereto, as follows:


           Award Number                       _____________________

           Date of Award                      November 11, 1999
                                              ---------------------
           Vesting Commencement Date          November 11, 1999
                                              ---------------------
           Exercise Price per Share           $37.00
                                              ---------------------
           Total Number of Shares subject
           to the Option                      180,000              shares
                                              ---------------------
           Total Exercise Price               $6,660,000
                                              ---------------------
           Type of Option:                    ___     Incentive Stock Option
                                               X      Non-Qualified Stock Option
                                              ---
           Expiration Date:                   November 10, 2009
                                              -----------------

           Post-Termination Exercise Period:  90 days after the termination of
                                              Grantee's Continuous Service
                                              (other than in the case of death
                                              or Disability as provided in the
                                              Option Agreement)

Vesting Schedule:
----------------

     Subject to Grantee's Continuous Service and other limitations set forth in this Notice and the Option Agreement, the Option may be exercised, in whole or in part, in accordance with the following schedule:

     25% of the Shares subject to the Option shall vest twelve months after the Vesting Commencement Date, and an additional 25% of the Shares subject to the Option shall vest on each yearly anniversary of the Vesting Commencement Date thereafter.

     If Grantee's employment with the Company is terminated other than for "Cause" (as defined in the Option Agreement), the unvested portion of the Shares subject to the Option shall vest and become exercisable as follows: (i) if such termination occurs during the first year of Grantee's employment with the Company, the first 25% of the Shares subject to the Option shall become vested and exercisable as of the date of such termination, and (ii) if such termination occurs after the first year of Grantee's employment with the Company, this Option shall vest as to the next 25% installment of shares (the "Accelerated Installment") if any, together with prorated additional vesting of a portion of any other unvested Shares covered by this Option calculated by (x) subtracting the number of full months remaining until the normal annual vesting date of the Accelerated Installment from 12, (y) dividing the difference by 12 and multiplying the resulting fraction times the number of shares, if any, covered by the next 25% installment. If Grantee's employment with the Company is terminated for Cause, the unvested portion of the Option shall terminate on the date of such termination.

     Capitalized terms not defined in this Notice have the meanings given them in the Option Agreement.

     IN WITNESS WHEREOF, the Company and the Grantee have executed this Notice and agree that the Option is to be governed by the terms and conditions of this Notice and the Option Agreement.

                              uBID, INC., a Delaware corporation

                              By:________________________________________

                              Title:_____________________________________

THE GRANTEE ACKNOWLEDGES AND AGREES THAT THE SHARES SUBJECT TO THE OPTION SHALL VEST, IF AT ALL, ONLY DURING THE PERIOD OF GRANTEE'S CONTINUOUS SERVICE (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THE OPTION OR ACQUIRING SHARES HEREUNDER). THE GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS NOTICE, THE OPTION AGREEMENT SHALL CONFER UPON THE GRANTEE ANY RIGHT WITH RESPECT TO CONTINUATION OF GRANTEE'S CONTINUOUS SERVICE, NOR SHALL IT INTERFERE IN ANY WAY WITH THE GRANTEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE GRANTEE'S CONTINUOUS SERVICE, WITH OR WITHOUT CAUSE.

     The Grantee acknowledges receipt of a copy of the Option Agreement, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Option subject to all of the terms and provisions hereof and thereof. The Grantee has reviewed this Notice and the Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice, and fully understands all provisions of this Notice and the Option Agreement. The Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under this Notice or the Option Agreement. The Grantee further agrees to notify the Company upon any change in the residence address indicated in this Notice.

Dated: ______________________    Signed:____________________________________
                                                        Grantee
                                  uBID, INC.

                     NON-QUALIFIED STOCK OPTION AGREEMENT
                     ------------------------------------

                                  (NON-PLAN)
                                  ----------


                                   RECITALS:

   A. uBid, Inc., a Delaware corporation (the "Company"), recognizes the value of the services of the Grantee (the "Grantee") named in the Notice of Stock Option Award (the "Notice") to the Company and desires to motivate Grantee in Grantee's work for the Company and its affiliates, and the Company recognizes that the grant of the rights and options provided for in this Agreement are an inducement essential to Grantee's having entered into an employment relationship with the Company.

   B. The Company has determined that it would be to the advantage and in the interest of the Company and its shareholders to grant the rights and options provided for in this Agreement to Grantee as an incentive for increased efforts on behalf of the Company and its affiliates.

                                   AGREEMENT

   Based on the foregoing and the agreements set forth herein, the parties agree as follows:

   1.    Grant of Option.  The Company hereby grants to the Grantee named in the
         ---------------
Notice an option (the "Option") to purchase the Total Number of Shares of Common Stock subject to the Option (the "Shares") set forth in the Notice, at the Exercise Price per Share set forth in the Notice (the "Exercise Price") subject to the terms and provisions of the Notice and this Stock Option Agreement (the "Option Agreement"), which are incorporated herein by reference.

   2.    Exercise of Option.
         ------------------

         (a) Right to Exercise.  The Option shall be exercisable during its term
             -----------------
in accordance with the Vesting Schedule set out in the Notice and with the applicable provisions of this Option Agreement. No partial exercise of the Option may be for less than the lesser of five percent (5%) of the total number of Shares subject to the Option or the remaining number of Shares subject to the Option. In no event shall the Company issue fractional Shares.

         (b) Method of Exercise.  The Option shall be exercisable only by
             ------------------
delivery of an Exercise Notice (attached as Exhibit A) which shall state the
                                            ---------
election to exercise the Option, the whole number of Shares in respect of which the Option is being exercised, such other representations and agreements as to the holder's investment intent with respect to such Shares and such other provisions as may be required by the Administrator. The Exercise Notice shall be signed by the Grantee and shall be delivered in person or by certified mail to the Secretary of the Company accompanied by payment of the Exercise Price. The Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the Exercise Price.

         No Shares will be issued pursuant to the exercise of the Option unless such issuance and such exercise shall comply with all Applicable Laws. Assuming such compliance, for income tax purposes, the Shares shall be considered transferred to the Grantee on the date on which the Option is exercised with respect to such Shares.

         (c) Taxes.  No Shares will be delivered to the Grantee or other person
             -----
pursuant to the exercise of the Option until the Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of foreign, federal, state and local income and employment tax withholding obligations.

   3.    Method of Payment.  Payment of the Exercise Price shall be by any of
         -----------------
the following, or a combination thereof, at the election of the Grantee; provided, however, that such exercise method does not then violate any Applicable Law and, provided further, that the portion of the Exercise Price equal to the par value of the Shares must be paid in cash or other legal consideration permitted by the Delaware General Corporation Law:

         (a) cash;

         (b) check;

         (c) surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require (including withholding of Shares otherwise deliverable upon exercise of the Option) which have a Fair Market Value on the date of surrender or attestation equal to the aggregate Exercise Price of the Shares as to which the Option is being exercised (but only to the extent that such exercise of the Option would not result in an accounting compensation charge with respect to the Shares used to pay the exercise price); or

         (d) through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction.

   4.    Restrictions on Exercise.  The Option may not be exercised if the
         ------------------------
issuance of the Shares subject to the Option upon such exercise would constitute a violation of any Applicable Laws.

   5.    Termination or Change of Continuous Service.  In the event the
         -------------------------------------------
Grantee's Continuous Service terminates, the Grantee may, to the extent otherwise so entitled at the date of such termination (the "Termination Date"), exercise the Option at any time during the Post-Termination Exercise Period. In no event shall the Option be exercised later than the Expiration Date set forth in the Notice. In the event of the Grantee's change in status from Employee to Consultant or Consultant to Employee, the Option shall remain in effect and continue to vest. Except as provided in Sections 6 and 7 below, to the extent that the Grantee is not entitled to exercise the Option on the Termination Date, or if the Grantee does not exercise the Option prior to the Post-Termination Exercise Period, the Option shall terminate.

   6.    Disability of Grantee.  In the event the Grantee's Continuous Service
         ---------------------
terminates as a result of his or her Disability, the Grantee may, but only within twelve (12) months from the Termination Date (but in any event not later than the Expiration Date), exercise the Option to the extent he or she was otherwise entitled to exercise it on the Termination Date. To the extent that the Grantee is not entitled to exercise the Option on the Termination Date, or if the Grantee does not exercise the Option to the extent so entitled within the time specified herein, the Option shall terminate.

   7.    Death of Grantee.  In the event of the termination of the Grantee's
         ----------------
Continuous Service as a result of his or her death, or in the event of the Grantee's death during the Post-Termination Exercise Period, the Grantee's estate, or a person who acquired the right to exercise the Option by bequest or inheritance, may exercise the Option, but only to the extent the Grantee could exercise the Option at the date of termination, at any time within twelve (12) months from the date of such termination (but in any event not later than the Expiration Date). To the extent that the Grantee is not entitled to exercise the Option on the date of death, or if the Option is not exercised to the extent so entitled within the time specified herein, the Option shall terminate.

   8.    Transferability of Option.  The Option, if an Incentive Stock Option,
         -------------------------
may not be transferred in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Grantee only by the Grantee. The Option, if a Non-Qualified Stock Option, may be transferred by the Grantee in a manner and to the extent acceptable to the Administrator as evidenced by a writing signed by the Company and the Grantee. The terms of the Option shall be binding upon the executors, administrators, heirs and successors of the Grantee.

   9.    Term of Option.  The Option may be exercised no later than the
         --------------
Expiration Date set forth in the Notice or such earlier date as otherwise provided herein.

   10.   Corporate Transaction.
         ---------------------

         (a) Definition.  For the purposes of this Option Agreement, "Corporate
             ----------
Transaction" shall mean any of the following transactions:

             (i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

             (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company's subsidiary corporations) in connection with the complete liquidation or dissolution of the Company;

             (iii) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger; or

             (iv) an acquisition by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities), but excluding any such transaction that the Administrator determines shall not be a Corporate Transaction for purposes of the Company's employee benefit plans.

         (b) Effect.  In the event of a Corporate Transaction, this Option shall
             ------
terminate upon the effective date of the Corporate Transaction; provided that, immediately prior to the effective date of the Corporate Transaction, this Option shall vest as to all then unvested Shares covered by this Option. The Company shall give Grantee reasonable notice of a Corporate Transaction to enable Grantee to exercise this Option prior to the effective date of the Corporate Transaction to the extent this Option is then exercisable in accordance with the terms of this Option Agreement.

   11.   Adjustments for Changes in Stock.  If there should be any change in a
         --------------------------------
class of stock subject to this option, through merger, consolidation, reorganization, recapitalization, reincorporation, stock split, stock dividend or other change in the capital structure of the Company (except for a Corporate Transaction described in Section 10), the Company shall make appropriate adjustments in order to preserve, but not to increase, the benefits to Grantee, including adjustments in the number of Shares subject to this option and in the price per share. Any new, substituted or additional securities or property which is distributed with respect to the Shares ("Additional Securities") shall be immediately subject to all the restrictions of this Agreement, but only to the extent the Shares are at such time covered by such provisions. Any adjustment made pursuant to this Section 11 as a consequence of a change in the capital structure of the Company shall not entitle Grantee to acquire a number of shares of such stock of the Company or shares of stock of any successor company greater than the number of Shares Grantee would receive if, prior to such change, Grantee had actually held a number of shares of such stock equal to the number of Shares then subject to this Option. Grantee shall be entitled to direct the Company to exercise any warrant or option received as Additional Securities upon supplying the funds necessary to do so, in which event the securities so purchased shall constitute Additional Securities, but the Grantee may not direct Company to sell any such warrant or option. If Additional Securities consist of a convertible security, Grantee may exercise any conversion right, and any securities so acquired shall be deemed Additional Securities.

   12.   Tax Consequences.  Set forth below is a brief summary as of the date of
         ----------------
this Option Agreement of some of the federal tax consequences of exercise of the Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE GRANTEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES.

         (a) Exercise of Incentive Stock Option.  If the Option qualifies as an
             ----------------------------------
Incentive Stock Option, there will be no regular federal income tax liability upon the exercise of the Option, although the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price will be treated as income for purposes of the alternative minimum tax for federal tax purposes and may subject the Grantee to the alternative minimum tax in the year of exercise.

         (b) Exercise of Incentive Stock Option Following Disability.  If the
             -------------------------------------------------------
Grantee's Continuous Service terminates as a result of Disability that is not total and permanent disability as defined in Section 22(e)(3) of the Code, to the extent permitted on the date of termination, the Grantee must exercise an Incentive Stock Option within three (3) months of such termination for the Incentive Stock Option to be qualified as an Incentive Stock Option.

         (c) Exercise of Non-Qualified Stock Option.  On exercise of a Non-
             --------------------------------------
Qualified Stock Option, the Grantee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price. If the Grantee is an Employee or a former Employee, the Company will be required to withhold from the Grantee's compensation or collect from the Grantee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

         (d) Disposition of Shares.  In the case of a Non-Qualified Stock
             ---------------------
Option, if Shares are held for more than one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes and subject to tax at a maximum rate of 20%. In the case of an Incentive Stock Option, if Shares transferred pursuant to the Option are held for more than one year after receipt of the Shares and are disposed more than two years after the Date of Award, any gain realized on disposition of the Shares also will be treated as capital gain for federal income tax purposes and subject to the same tax rates and holding periods that apply to Shares acquired upon exercise of a Non-Qualified Stock Option. If Shares purchased under an Incentive Stock Option are disposed of prior to the expiration of such one-year or two-year periods, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the difference between the Exercise Price and the lesser of (i) the Fair Market Value of the Shares on the date of exercise, or (ii) the sale price of the Shares.

   13.   Entire Agreement: Governing Law.  The Notice and this Option Agreement
         -------------------------------
constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee's interest except by means of a writing signed by the Company and the Grantee. These agreements are to be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties. Should any provision of the Notice or this Option Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

   14.   Headings.  The captions used in the Notice and this Option Agreement
         --------
are inserted for convenience and shall not be deemed a part of the Option for construction or interpretation.

   15.   Interpretation.  Any dispute regarding the interpretation of the Notice
         --------------
and this Option Agreement shall be submitted by the Grantee or by the Company forthwith to the Administrator, which shall review such dispute at its next regular meeting. The resolution of such dispute by the Administrator shall be final and binding on all persons.

   16.   Definitions.  For purposes of this Agreement, the following definitions
         -----------
shall apply:

         "Administrator" means the Board or any of the Committees appointed to
          -------------
administer the employee benefits plans of the Company.

         "Affiliate" and "Associate" shall have the respective meanings ascribed
          ---------       ---------
to such terms in Rule 12b-2 promulgated under the Exchange Act.

         "Applicable Laws" means the legal requirements relating to the
          ---------------
administration of stock incentive plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Awards granted to residents therein.

         "Board" means the Board of Directors of the Company.
          -----

         "Cause" shall mean that any one or more of the following has occurred:
          -----

            (i) The Grantee shall have been convicted of, or shall have pleaded guilty or nolo contendere to, any felony or a crime involving moral turpitude;

            (ii) The Grantee shall have repeatedly or consistently failed or refused to perform the duties assigned to him or her under the Offer Letter between the Grantee and the Company or shall have otherwise breached any of the terms or conditions of employment with the Company, after written notice and ten
(10) days opportunity to cure; or

            (iii) The Grantee shall have committed any fraud, embezzlement, misappropriation of funds, breach of fiduciary duty or other act of dishonesty against the Company.

         "Code" means the Internal Revenue Code of 1986, as amended.
          ----

         "Common Stock" means the common stock of the Company.
          ------------

         "Company" means uBid, Inc., a Delaware corporation.
          -------

         "Consultant" means any person (other than an Employee or, solely with
          ----------
respect to rendering services in such person's capacity as a Director) who is engaged by the Company or any Related Entity to render consulting, advisory or other services to the Company or such Related Entity.

         "Continuous Service" means that the provision of services to the
          ------------------
Company or a Related Entity in any capacity of Employee, Director or Consultant, is not interrupted or terminated. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers between locations of the Company or among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract.

         "Covered Employee" means an Employee who is a "covered employee" under
          ----------------
Section 162(m)(3) of the Code.

         "Director" means a member of the Board or the board of directors of any
          --------
Related Entity.

         "Disability" means that a Grantee is permanently unable to carry out
          ----------
the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

         "Employee" means any person, including an Officer or Director, who is
          --------
an employee of the Company or any Related Entity. The payment of a director's fee by the Company or a Related Entity shall not be sufficient to constitute "employment" by the Company.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.
          ------------

         "Fair Market Value" means, as of any date, the value of Common Stock
          -----------------
determined as follows:

           (i) Where there exists a public market for the Common Stock, the Fair Market Value shall be (A) the closing price for a Share for the last market trading day prior to the time of the determination (or, if no closing price was reported on that date, on the last trading date on which a closing price was reported) on the stock exchange determined by the Administrator to be the primary market for the Common Stock or the Nasdaq National Market, whichever is applicable or (B) if the Common Stock is not traded on any such exchange or national market system, the average of the closing bid and asked prices of a Share on the Nasdaq Small Cap Market for the day prior to the time of the determination (or, if no such prices were reported on that date, on the last date on which such prices were reported), in each case, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

           (ii) In the absence of an established market for the Common Stock of the type described in (i), above, the Fair Market Value thereof shall be determined by the Administrator in good faith.

         "Incentive Stock Option" means an Option intended to qualify as an
          ----------------------
incentive stock option within the meaning of Section 422 of the Code.

         "Non-Qualified Stock Option" means an Option not intended to qualify as
          --------------------------
an Incentive Stock Option.

         "Officer" means a person who is an officer of the Company or a Related
          -------
Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

         "Parent" means a "parent corporation," whether now or hereafter
          ------
existing, as defined in Section 424(e) of the Code.

         "Related Entity" means any Parent, Subsidiary and any business,
          --------------
corporation, partnership, limited liability company or other entity in which the Company, a Parent or a Subsidiary holds a substantial ownership interest, directly or indirectly. For this purpose of the Non-Qualified Stock Options to be granted under this Plan pursuant to Section 3.6 of the Separation and Distribution Agreement to be entered into between the Company and its parent, Creative Computers, Inc. ("Creative"), "Related Entity" shall include Creative and its Subsidiaries, notwithstanding that, at the time of the granting of such Options, the Company may no longer be a Subsidiary of Creative.

         "Share" means a share of the Common Stock.
          -----

         "Subsidiary" means a "subsidiary corporation," whether now or hereafter
          ----------
existing, as defined in Section 424(f) of the Code.

         "Related Entity Disposition" means the sale, distribution or other
          --------------------------
disposition by the Company of all or substantially all of the Company's interests in any Related Entity effected by a sale, merger or consolidation or other transaction involving that Related Entity or the sale of all or substantially all of the assets of that Related Entity.

                          uBID, INC.  NON-PLAN OPTION

                                EXERCISE NOTICE
                                ---------------

Return to:                              Employee Name:_________________________
uBid, Inc.                              Social Security No.:___________________
2525 Busse Road                         Date:__________________________________
Elk Grove Village, IL 60007             Telephone No:__________________________
Attention: Secretary

         Date of Grant:_______________________________
         Number of Shares Purchased:__________________
         Price per Share:_____________________________

      Effective as of the date first set forth above, the undersigned (the "Grantee") hereby elects to exercise the Grantee's option to purchase the number of shares of the Common Stock (the "Shares") of uBid, Inc. (the "Company") set forth above under and pursuant to the Stock Option Agreement (the "Option Agreement") and Notice of Stock Option Award (the "Notice") dated as of the "date of grant" set forth above. In connection therewith, the undersigned acknowledges, represents, warrants and agrees as set forth herein and on the attached page(s).

A. EXERCISE AND HOLD
   (Exercise option to certificate the shares)

      Option Agreement Dated:_______________   Number of Shares:_______________
      Exercise Price:_______________________   Total Amount Enclosed
                                               (Including Taxes):_______________

      For all employees, the company must receive the necessary amounts to pay the Federal (28%), State, Local, Social Security (6.20% - wage base = $X) and Medicare (X) taxes, if applicable, on the amount of "exercise gain."

      The shares purchased by me should be registered as follows:

      Name:_________________________________   Address:_________________________
      Social Security No.:__________________   Telephone No.:___________________

B. EXERCISE AND SELL (CASHLESS)
   (Exercise option to purchase stock and have brokerage firm sell)

      Option Agreement Date:_______________
      Number of Shares:____________________     Exercise Price:

      For all employees, the company must receive the necessary amounts to pay the Federal (28%), State, Local, Social Security (6.20% - wage base = $X) and Medicare (X) taxes, if applicable, on the amount of "exercise gain."

Dated:__________________      ________________________________________________
                                   (Signature of Grantee)

Dated:__________________      _________________________________________________
                                   (Signature of Chief Financial Officer)

  Note: The exercise of the option is subject to market fluctuations. Submission of this signed form to uBid, Inc. represents an irrevocable exercise of option. The exercise of options may result in taxable income to you. Prior to executing this form please consult your financial advisor for any effect you actions may have on your financial situation.

  1.  Representations of the Grantee.  The Grantee acknowledges that the Grantee
      ------------------------------
has received, read and understood the Notice and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

  2.  Rights as Stockholder.  Until the stock certificate evidencing such Shares
      ---------------------
is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued.

  3.  Delivery of Payment.  The Grantee herewith delivers to the Company the
      -------------------
full Exercise Price for the Shares.

  4.  Tax Consultation.  The Grantee understands that the Grantee may suffer
      ----------------
adverse tax consequences as a result of the Grantee's purchase or disposition of the Shares. The Grantee represents that the Grantee has consulted with any tax consultants the Grantee deems advisable in connection with the purchase or disposition of the Shares and that the Grantee is not relying on the Company for any tax advice.

  5.  Taxes.  The Grantee agrees to satisfy all applicable federal, state and
      -----
local income and employment tax withholding obligations and herewith delivers to the Company the full amount of such obligations or has made arrangements acceptable to the Company to satisfy such obligations. In the case of an Incentive Stock Option, the Grantee also agrees, as partial consideration for the designation of the Option as an Incentive Stock Option, to notify the Company in writing within thirty (30) days of any disposition of any shares acquired by exercise of the Option if such disposition occurs within two (2) years from the date of grant or within one (1) year from the date the Shares were transferred to the Grantee. If the Company is required to satisfy any federal, state or local income or employment tax withholding obligations as a result of such an early disposition, the Grantee agrees to satisfy the amount of such withholding in a manner that the Administrator prescribes.

  6.  Successors and Assigns.  The Company may assign any of its rights under
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this Exercise Notice to single or multiple assignees, and this agreement shall inure to the benefit of the successors and assigns of the Company. This Exercise Notice shall be binding upon the Grantee and his or her heirs, executors, administrators, successors and assigns.

  7.  Headings.  The captions used in this Exercise Notice  are inserted for
      --------
convenience and shall not be deemed a part of this agreement for construction or interpretation.

  8.  Interpretation.  Any dispute regarding the interpretation of this Exercise
      --------------
Notice shall be submitted by the Grantee or by the Company forthwith to the Administrator, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Administrator shall be final and binding on all persons.

  9.  Governing Law; Severability.  This Exercise Notice is to be construed in
      ---------------------------
accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties. Should any provision of this Exercise Notice be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

  10. Notices.  Any notice required or permitted hereunder shall be given in
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writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the other party at its address as shown below beneath its signature, or to such other address as such party may designate in writing from time to time to the other party.

  11. Further Instruments.  The parties agree to execute such further
      -------------------
instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this agreement.

  12. Entire Agreement.  The Notice and the Option Agreement are incorporated
      ----------------
herein by reference, and together with this Exercise Notice constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee's interest except by means of a writing signed by the Company and the Grantee.